                                                                      EXHIBIT 99

(ASSET ACCEPTANCE CAPITAL CORP. LOGO)
                                                         6985 Miller Road
                                                         Warren, MI 48092
                                                         www.AssetAcceptance.com



                                                                       CONTACTS:
                                                      Jeff Lambert or Tim Hanson
                                             Lambert, Edwards & Associates, Inc.
                                         616-233-0500 / aacc@lambert-edwards.com

                    ASSET ACCEPTANCE CAPITAL CORP. ANNOUNCES
                      10TH STRAIGHT YEAR OF RECORD RESULTS

     Revenues up 53 percent for the fourth quarter, 59 percent for the year

WARREN, MICH., MARCH 10, 2004 -- Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer receivables, today announced record earnings for the fourth quarter and year ended December 31, 2003.

The company said its fourth quarter and 2003 fiscal year results reflect its operations prior to its reorganization into Asset Acceptance Capital Corp. on February 4, 2004. The company reorganized in preparation for its initial public offering, which it commenced on February 5, 2004.

Revenues for the fourth quarter of 2003 were $44.3 million, a 53.1 percent increase compared to the $28.9 million reported for the fourth quarter of 2002. Net income for the fourth quarter increased to $11.1 million, a 73.2 percent increase compared to $6.4 million in the same period of 2002. Pro forma net income for the fourth quarter 2003 was $9.1 million and $5.0 million for the same period in 2002. Net income for the fourth quarter of 2003 and 2002 includes income tax expense on 60 percent of the pretax income as the other 40 percent of pretax income was attributable to a pass through entity. As used in this press release, pro forma net income includes income tax expense assuming that all the company's subsidiaries were 100 percent owned and the company was a C corporation for all periods reported.

Total revenues for fiscal 2003 climbed to $160.2 million, a 59.0 percent increase over the $100.7 million in 2002. Net income for 2003 was $37.7 million compared with $27.9 million the previous year. On a pro forma basis, Asset Acceptance Capital reported a 62.7 percent increase in net income for 2003 of $30.1 million from $18.5 million. Net income for 2003 includes income tax expense on 60 percent of the pretax income as the other 40 percent of pretax income was attributable to a pass through entity. In 2002, net income includes income tax expense on 60 percent of the pretax income in the fourth quarter only, as the entire company was a pass through entity for the first nine months of the year and thus recognized no income tax expense during that period.

"From both an operational and financial perspective, 2003 was a very good year for us," said Brad Bradley, CEO of Asset Acceptance Capital. "We continued our track record of strong growth in both portfolio acquisitions and collections, demonstrating the success of our disciplined, returns-based approach."


       Brooklyn Heights, OH - Chicago, IL - Pennsville, NJ - Phoenix, AZ Riverview, FL - San Antonio, TX - Warren, MI - White Marsh, MD - Wixom, MI

Asset Acceptance Capital Corp. Announces 10th Straight Year of Record Results
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Mark Redman, CFO of Asset Acceptance Capital added: "We are pleased with the market response to our recent IPO, which allowed us to pay down a significant amount of debt, giving us a strong balance sheet and firm financial foundation heading into 2004."

During the fourth quarter of 2003, Asset Acceptance said it paid $24.6 million to purchase consumer debt portfolios with a face value of $1.5 billion, for a blended rate of 1.68 percent of face value. Purchases during the fourth quarter consisted of 20 pools from 11 sellers. This compares to the fourth quarter of 2002, when the company purchased consumer debt portfolios with a face value of $1.6 billion for $33.0 million for a blended rate of 2.05 percent of face value. The company said all purchase data is adjusted for buybacks.

For 2003, Asset Acceptance Capital paid $89.6 million to purchase consumer debt portfolios with a value of $4.2 billion, for a blended rate of 2.12 percent of face value. Purchases during 2003 consisted of 76 pools from 42 sellers. This compares to 2002, when the Company purchased consumer debt portfolios with a face value of $5.1 billion for $72.4 million for a blended rate of 1.42 percent of face value. Purchases during 2002 include one portfolio with a face value of $1.2 billion at a cost of $1.2 million. Excluding this purchase, the blended rate for 2002 was 1.81 percent.

"While our blended rate increased moderately for the year, we expect this increase to have little bearing on our ability to collect our target of three times the purchase price on these portfolios," said Bradley. "Our proprietary pricing model and more than 40 years of experience in this business have allowed us to post strong returns in a variety of pricing environments, and marginal changes in our blended rate have not affected our returns."

FOURTH QUARTER 2003 REVIEW

     - Revenues in the quarter were $44.3 million compared to $28.9 million in the fourth quarter of 2002, an increase of 53.1 percent.

     - During the fourth quarter, cash collections rose to $54.0 million, an increase of 61.5 percent from $33.4 million for the same period last year.

     - Total operating expenses for the fourth quarter of 2003 were $28.1 million, or 52 percent of cash collections. This compares with operating expenses of 57.1 percent of cash collections during the same period last year.

     - Pro forma earnings per diluted share for the quarter were $0.32, a 77.8 percent increase compared to the $0.18 per diluted share for the same period last year.

     -   Call center collections for the fourth quarter were $31.3 million, or
         57.9 percent of total cash collections, up 49.1 percent from the same period last year.

     - Legal collections for the fourth quarter were $16.6 million, or 30.8 percent of total cash collections, up 88.4 percent from the same period last year.


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Asset Acceptance Capital Corp. Announces 10th Straight Year of Record Results
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"As we enter our 43rd year of operations, I am proud of what we've been able to accomplish," said Bradley. "We have a great team that is committed to the continued success of the company."

2003 YEAR-END REVIEW

    - Revenues for 2003 were $160.2 million compared with $100.7 million for 2002, an increase of 59.0 percent.

    - Cash collections rose to $197.8 million for 2003, an increase of 64.1 percent from $120.5 million for 2002.

    - Total operating expenses in 2003 were $105.4 million, or 53.3 percent of cash collections. This compares to operating expenses of 55.9 percent of cash collections in 2002.

    - Pro forma earnings per diluted share for 2003 were $1.06, a 63.1 percent increase compared to the $0.65 per diluted share for the prior year.

    - Call center collection for 2003 were $120.2 million, or 60.8 percent of total cash collections, compared with 63.2 percent of cash collections in 2002, up 57.8 percent for the year.

    - Legal collections for 2003 were $56.4 million, or 28.5 percent of total collections, compared with 26.5 percent of collections in 2002, up 76.6 percent for the year.

    - The company's turnover rate in 2003 was 55.3 percent and as of December 31, 2003, the company employed 1,490 people.

"2003 was marked not just by our record financial results and operating leverage, but also by our continued ability to grow and diversify our pool of sellers and the types of industries we serve," said Bradley. "As a pioneer in the charged-off receivables industry, we will seek to take the lead in expanding the market among all types of credit issuers and continue to build our already diverse portfolio acquisition strategy."

Asset Acceptance said that it is currently collecting on purchases made from credit card issuers, retailers, finance companies, utilities, healthcare providers and other credit originators.

FIRST QUARTER 2004 CHARGES
As described in the company's IPO prospectus, during the first quarter, the company will take a one-time compensation charge of $45.0 million ($28.2 million on an after-tax basis) due to the vesting of share appreciation rights which occurred upon the initial public offering of the company. This compensation charge includes a cash charge of $18.4 million used to pay withholding taxes and a non cash charge of $26.6 million for the issuance of 1,776,826 restricted shares of common stock to holders of share appreciation rights.


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Asset Acceptance Capital Corp. Announces 10th Straight Year of Record Results
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As a result of the company's reorganization prior to its initial public offering, the company will recognize a non cash deferred income tax charge of $18 to $20 million in the first quarter. This charge will be partially offset by an income tax benefit resulting from the one-time compensation charge to be taken in the first quarter.

FOURTH QUARTER AND 2003 YEAR-END CONFERENCE CALL
Asset Acceptance Capital will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live web cast of the call, please go to the investor section of the company's web site at www.assetacceptance.com. A replay of the call will be available until 5 p.m. Eastern, Wednesday, March 24, 2004.

ABOUT ASSET ACCEPTANCE CAPITAL CORP.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others--an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.

SAFE HARBOR STATEMENT
This press release contains certain statements, including the company's plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the company's views, at the time such statements were made, with respect to the company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements

                                       ###


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Asset Acceptance Capital Corp. Announces 10th Straight Year of Record Results
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                         ASSET ACCEPTANCE CAPITAL CORP.
                        CONSOLIDATED STATEMENTS OF INCOME



                                              SUCCESSOR              SUCCESSOR             SUCCESSOR            COMBINED
                                                                                                             PREDECESSOR AND
                                                                                                                SUCCESSOR
                                         --------------------- ---------------------- -------------------- --------------------
                                          THREE MONTHS ENDED    THREE MONTHS ENDED        YEAR ENDED           YEAR ENDED
(IN THOUSANDS, EXCEPT PER-SHARE DATA)     DECEMBER 31, 2003      DECEMBER 31, 2002     DECEMBER 31, 2003    DECEMBER 31, 2002
                                         --------------------- ---------------------- -------------------- --------------------
REVENUES
Purchased receivable revenues                  $    44,176           $    28,767         $    159,628           $    100,004
Gain on sale of purchased receivables                    -                    33                    -                    326
Finance contract revenues                              127                   133                  565                    411
                                               -----------------------------------------------------------------------------
Total revenues                                      44,303                28,933              160,193                100,741
                                               -----------------------------------------------------------------------------


EXPENSES
Salaries and benefits                               14,067                 9,066               51,296                 33,438
Collections expense                                 10,952                 7,509               43,656                 26,051
Occupancy                                            1,537                   891                4,633                  3,064
Administrative                                         837                   891                3,259                  2,682
Depreciation                                           682                   641                2,572                  1,910
Loss on disposal of equipment                            1                    76                    4                    198
                                               -----------------------------------------------------------------------------
Total operating expense                             28,076                19,074              105,420                 67,343
                                               -----------------------------------------------------------------------------

Income from operations                              16,227                 9,859               54,773                 33,398

Net interest expenses                                1,730                 1,781                7,195                  3,427
Other expenses (income)                                (94)                   25                 (448)                   423
                                               -----------------------------------------------------------------------------

Income before income taxes                          14,591                 8,053               48,026                 29,548

Income taxes                                         3,452                 1,623               10,283                  1,624
                                               -----------------------------------------------------------------------------
Net income                                     $    11,139               $ 6,430          $    37,743           $     27,924
                                               =============================================================================

Pro forma income taxes                         $     5,442            $    3,008          $    17,914            $    11,038
                                               =============================================================================

Pro forma net income                           $     9,149            $    5,045          $    30,112            $    18,510
                                               =============================================================================

Weighted average number of shares                   28,448                28,448               28,448                      -
Proforma weighted average number of shares               -                     -                    -                 28,448

Earnings per common share outstanding:
       Basic                                          0.39                  0.23                 1.33                    N/A
       Diluted                                        0.39                  0.23                 1.33                    N/A


Proforma earnings per common share outstanding:
       Basic                                          0.32                  0.18                 1.06                   0.65
       Diluted                                        0.32                  0.18                 1.06                   0.65


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Asset Acceptance Capital Corp. Announces 10th Straight Year of Record Results
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                         ASSET ACCEPTANCE CAPITAL CORP.
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION




                                                                                      SUCCESSOR
                                                                  --------------------------------------------------
(IN THOUSANDS)                                                      DECEMBER 31, 2003          DECEMBER 31, 2002
                                                                  -----------------------    -----------------------
ASSETS
Cash                                                                           $   5,499                 $    2,281
Purchased receivables                                                            183,720                    133,336
Finance contract receivables, net                                                    642                        561
Property and equipment, net                                                        7,970                      6,523
Goodwill                                                                           6,340                      6,340
Other assets                                                                       2,939                      2,236
                                                                  -----------------------    -----------------------
Total assets                                                                  $  207,110                $   151,277
                                                                  =======================    =======================

LIABILITIES
Line of credit                                                                 $  72,950                 $   67,200
Notes payable - related party                                                     39,560                     35,882
Deferred tax liability                                                            11,906                      1,624
Accounts payable and other liabilities                                             8,093                      4,818
Capital lease obligations                                                            218                        110
                                                                  -----------------------    -----------------------
Total liabilities                                                                132,727                    109,634
                                                                  -----------------------    -----------------------

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, 10,000,000 shares authorized,
no shares issued and outstanding                                                       -                          -

Common stock, $0.01 par value, 100,000,000 shares authorized,                        284                        284
28,448,449 shares issued and outstanding
Additional paid in capital                                                        36,385                     36,385
Retained earnings                                                                 37,714                      4,974
                                                                  -----------------------    -----------------------
Total equity                                                                      74,383                     41,643
                                                                  -----------------------    -----------------------

Total liabilities and equity                                                  $  207,110                $   151,277
                                                                  =======================    =======================


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